SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
February 27, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

 ITEM 5 – OTHER EVENTS AND REGULATION FD DISCLOSURE

On February 27, 2004 – Bar Harbor Bankshares (AMEX: BHB), issued a press release announcing the approval by the BHB Board of Directors of a plan to restructure BTI Financial Group, BHB’s wholly owned financial services subsidiary. A copy of the BHB press release is attached as an exhibit to this Form 8-K.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

The following exhibit is filed herewith:

Exhibit No. Description of Exhibit

     99.1             Press Release dated February 27, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Date: February 27, 2004           /s/Joseph M. Murphy
                                                  President and Chief Executive Officer

For more information contact:              FOR IMMEDIATE RELEASE

Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES REORGANIZES FINANCIAL SERVICES UNIT

BAR HARBOR, Maine – February 27, 2004 – Joseph Murphy, President and Chief Executive Officer of Bar Harbor Bankshares (AMEX: BHB), today announced a restructuring of the Company’s financial services subsidiary, BTI Financial Group ("BTI") and its wholly owned subsidiaries, Bar Harbor Trust Services, Block Capital Management, and Dirigo Investments.

Commenting on the announcement, Mr. Murphy stated, "One of the principal goals underlying the restructuring plan is to simplify and align our name brands and operating model without diminishing our functionality. We believe the restructuring plan does just that. In addition, we anticipate this plan will enable us to improve customer service, broaden our product offerings, and achieve operating efficiencies. Most importantly, we believe by reducing the number of brand names under which the Company operates, we will present a clearer message to our customers and the marketplace."

Under the plan approved by the Board of Directors, Bar Harbor Trust Services, a full service non-depository trust company and a subsidiary of BTI, will become a wholly- owned subsidiary of Bar Harbor Banking and Trust Company. In addition, Block Capital Management, an SEC registered investment advisor, and Dirigo Investments, Inc., a registered broker-dealer and NASD member, will discontinue operations as independent subsidiaries of BTI. Block and Dirigo’s holding company, BTI, will then be dissolved. Lastly, Bar Harbor Banking and Trust Company has entered into a new third-party brokerage arrangement with Infinex Investments, Inc., which will be doing business as Bar Harbor Financial Services.

The Company expects the reorganization plan will be completed during the second quarter of 2004.

Bar Harbor Bankshares is the parent company of wholly owned subsidiaries, Bar Harbor Banking and Trust Company and BTI financial Group. Bar Harbor Banking and Trust Company, founded in 1887, provides full service banking with eleven locations throughout Down East and Mid Coast Maine.

Bar Harbor Trust Services, a Maine chartered trust company, offers a comprehensive array of private banking, financial planning, investment management and trust services to individuals, businesses, non-profit organizations and municipalities, while providing the highest level of customized personal service.

Infinex Financial Services, Inc. is an independent registered broker-dealer offering securities and investment products, and is not affiliated with Bar Harbor Banking and Trust Company. Products offered are not deposits, are not insured by the FDIC or any federal government agency, are not guaranteed by Bar Harbor Banking and Trust Company, and may be subject to investment risk including possible loss of value.

This press release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Bar Harbor Bankshares (the "Company"), for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words like "expects," "plans," "believes," "will," and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with the Company’s belief that the restructuring plan will enable it to improve customer service, broaden its product offerings and achieve operating efficiencies. These statements are subject to change based on the impact of various risks and uncertainties that could cause actual results to differ materially from those currently predicted. These risks and uncertainties include, but are not limited to, the Company’s ability to achieve heightened operating efficiencies as a result of the restructuring as well as uncertainties associated the operation of the new independent third party brokerage arrangement. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.